As filed with the Securities and Exchange Commission on January 21, 2004
                                                        Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                            MDU RESOURCES GROUP, INC.
             (Exact name of registrant as specified in its charter)
                  Delaware                             No. 41-0423660
        (State or other jurisdiction                  (I.R.S. Employer
             of incorporation or                    Identification No.)
                organization)

                               Schuchart Building
                      918 East Divide Avenue, P.O. Box 5650
                        Bismarck, North Dakota 58506-5650
          (Address of principal executive offices, including zip code)


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                            MDU RESOURCES GROUP, INC.
                            1998 OPTION AWARD PROGRAM
                            (Full title of the plan)

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                                 Martin A. White
                             Chairman of the Board,
                      President and Chief Executive Officer
                            MDU Resources Group, Inc.
                               Schuchart Building
                      918 East Divide Avenue, P.O. Box 5650
                        Bismarck, North Dakota 58506-5650
                                 (701) 222-7900
 (Name, address and telephone number, including area code, of agent for service)


                                   Copies to:

                            Elizabeth W. Powers, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000

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                         CALCULATION OF REGISTRATION FEE
========================= ===================== ====================== ====================== ======================
                                                  Proposed maximum      Proposed maximum
  Title of securities         Amount to be         offering price       aggregate offering          Amount of
    to be registered         registered(1)          per share(2)             price(2)           registration fee
------------------------- --------------------- ---------------------- ---------------------- ----------------------
     Common Stock,          1,500,000 shares           $23.94               $35,910,000           $2,905.12(3)
    $1.00 par value
------------------------- --------------------- ---------------------- ---------------------- ----------------------
    Preference Share        1,500,000 rights             --                     --                   -- (4)
    Purchase Rights
========================= ===================== ====================== ====================== ======================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(2) Determined on the basis of the average of the high and low sale price of the common stock as reported in the consolidated reporting system on January 15, 2004, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.
(3) MDU Resources Group, Inc.'s account with the Securities and Exchange Commission has a credit of $19,916.64, $2,905.12 of which should be applied against the registration fee.
(4) Since no separate consideration is paid for the preference share purchase rights, the registration fee for such securities is included in the fee for the common stock. The value attributable to the rights, if any, is reflected in the market price of the common stock.
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     We incorporate by reference in this registration statement the following documents we have filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended:

     1. MDU Resources' Annual Report on Form 10-K for the year ended December 31, 2002 (including portions of the Annual Report to Stockholders), filed February 28, 2003 (SEC File No. 1-3480);

     2. MDU Resources' Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed May 14, 2003 (SEC File No. 1-3480);

     3. MDU Resources' Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed August 13, 2003 (SEC File No. 1-3480);

     4. MDU Resources' Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed November 13, 2003 (SEC File No. 1-3480)

     5. MDU Resources' Current Report on Form 8-K, filed January 29, 2003 (SEC File No. 1-3480);

     6. MDU Resources' Current Report on Form 8-K, filed March 13, 2003 (SEC File No. 1-3480);

     7. MDU Resources' Current Report on Form 8-K, filed September 10, 2003 (SEC File No. 1-3480);

     8. MDU Resources' Current Report on Form 8-K, filed November 18, 2003 (SEC File No. 1-3480);

     9. MDU Resources' Current Report on Form 8-K, filed December 17, 2003 (SEC File No. 1-3480);

     10. MDU Resources' Registration Statement on Form 8-A, filed September 21, 1994, Amendment No. 1 thereto, filed March 23, 2000, Amendment No. 2 thereto, filed March 10, 2003 and Amendment No. 3 thereto, filed January 21, 2004 (SEC File No. 1-3480); and

     11. MDU Resources' Registration Statement on Form 8-A filed November 12, 1998, and Amendment No. 1 thereto, filed March 23, 2000 (SEC File No. 1-3480).

     All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information we furnish, rather than file, with the Securities and Exchange Commission pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

     Cynthia J. Norland, Acting General Counsel and Acting Secretary of the Company, whose opinion with respect to the common stock and rights is filed as
Exhibit 5(a) hereto, is an officer of the Company and owns, as of January 12, 2004, approximately 4,528 shares of common stock, including shares that may be acquired within 60 days pursuant to the exercise of stock options.

     The consolidated financial statements and consolidated financial statement schedule incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference (which express an unqualified opinion and include an explanatory paragraph concerning the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 and 2000 consolidated financial statements that were audited by other auditors who have ceased operations and for which Deloitte & Touche LLP has expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and schedule as of December 31, 2001 for the years ended December 31, 2001 and 2000 incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle), and have been so incorporated in reliance upon the report and upon the authority of that firm as experts in accounting and auditing in giving the report. On February 14, 2002, we dismissed Arthur Andersen LLP as our independent public accounting firm, and on March 25, 2002, we hired Deloitte & Touche LLP as our independent auditors for the 2002 fiscal year. Since that time, Arthur Andersen LLP was convicted on federal charges of obstruction of justice, and in August 2002, Arthur Andersen LLP ceased performing auditing services worldwide. These events may materially and adversely affect the ability of Arthur Andersen LLP to satisfy all of their existing and future obligations, including claims under the federal securities laws. Accordingly, purchasers of common stock pursuant to the plan may be limited in their ability to recover damages from Arthur Andersen LLP for any claims that may arise out of Arthur Andersen LLP's audit of our financial statements. In addition, we were not able to obtain the consent of Arthur Andersen LLP as required by Section 7 of the Securities Act to the incorporation by reference of their report on the audited financial statements into the registration statement. As a result of Arthur Andersen LLP not having provided a consent, the ability of purchasers of our common stock pursuant to the plan to assert claims and seek remedies against Arthur Andersen LLP may be limited with respect to their report, particularly those remedies arising under
Section 11 of the Securities Act.

Item 6. Indemnification of Directors and Officers.

     The Company's Bylaws include the following provision:

     7.07 Indemnification of Officers, Directors, Employees and Agents;
Insurance.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct as set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section. Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director. In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys' fees and expenses incurred in the action to enforce the application and the rights granted in this Section 7.07. Expenses (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

          (h) For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

          (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. The Company maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers.

Item 8.           Exhibits.
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    *4(a) Restated Certificate of Incorporation of the Company, filed as
          Exhibit 3(a) to Amendment No. 1 to Registration Statement on Form S-3, filed on June 13, 2003 in Registration No. 333-104150.

    *4(b) By-laws of the Company, as amended to date, filed as Exhibit 3.3 to Amendment No. 2 to Form 8-A/A on March 10, 2003, in File No. 1-3480.

    *4(c) Rights Agreement, dated as of November 12, 1998, between the Company and Norwest Bank Minnesota, N.A. (now, Wells Fargo Bank, N.A.), Rights Agent, filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480.

    *4(d) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992 and the Forty-sixth through Forty-ninth Supplements thereto, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (Douglas J. MacInnes, successor Co-Trustee), filed as Exhibit 4(a) in Registration No. 33-66682, and as Exhibits 4(e), 4(f) and 4(g) in Registration No. 33-53896 and Exhibit 4(c)(i) in Registration No. 333-49472.

     4(e) Fiftieth Supplemental Indenture, dated as of December 15, 2003.

     4(f) Indenture, dated as of December 15, 2003, between the Company and The
          Bank of New York, as trustee.

     4(g) Officer's Certificate, dated as of December 23, 2003, establishing the
          Form and Certain Terms of the 5.98% Senior Notes due 2033.

     5(a) Opinion of Cynthia J. Norland, Esq., Acting General Counsel to the
          Company.

     5(b) Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the
          Company.

    23(a) Consent of Deloitte & Touche LLP.

    23(b) Consent of Cynthia J. Norland, Esq. (contained in opinion filed as
          Exhibit 5(a) hereto).

    23(c) Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in opinion filed as Exhibit 5(b) hereto).

     24   Power of Attorney (see signature pages).

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*Incorporated herein by reference as indicated.

Arthur Andersen LLP has not consented to the incorporation by reference of their audit report, dated January 23, 2002, in this Registration Statement on Form S-8, and the Company has dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act of 1933, as amended.

Item 9.           Undertakings.
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     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY


     Each director and/or officer of the registrant whose signature appears below hereby appoints the agent for service named on the cover of this registration statement as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints such agent for service as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 16th day of January, 2004.

                            MDU RESOURCES GROUP, INC.




                            By:    /s/ Martin A. White
                                   ---------------------------------------
                                   Martin A. White
                                   Chairman of the Board,
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                   Signature                                    Title                       Date

/s/ Martin A. White                                   Chief Executive Officer and      January 16, 2004
--------------------------------------------------              Director
Martin A. White
(Chairman of the Board,
President and Chief Executive Officer)

/s/ Warren L. Robinson                                  Chief Financial Officer        January 16, 2004
--------------------------------------------------
Warren L. Robinson
(Executive Vice President
and Chief Financial Officer)


                                      II-9



                   Signature                                    Title                       Date


/s/ Vernon A. Raile                                     Chief Accounting Officer       January 16, 2004
--------------------------------------------------
Vernon A. Raile
(Senior Vice President and Chief Accounting
Officer)

/s/ Harry J. Pearce                                          Lead Director             January 16, 2004
--------------------------------------------------
Harry J. Pearce

/s/ Bruce R. Albertson                                          Director               January 16, 2004
--------------------------------------------------
Bruce R. Albertson

/s/ Thomas Everist                                              Director               January 16, 2004
--------------------------------------------------
Thomas Everist

/s/ Dennis W. Johnson                                           Director               January 16, 2004
--------------------------------------------------
Dennis W. Johnson

/s/ Patricia L. Moss                                            Director               January 16, 2004
--------------------------------------------------
Patricia L. Moss

/s/ Robert L. Nance                                             Director               January 16, 2004
--------------------------------------------------
-Robert L. Nance

/s/ John L. Olson                                               Director               January 16, 2004
--------------------------------------------------
John L. Olson

/s/ Homer A. Scott, Jr.                                         Director               January 16, 2004
--------------------------------------------------
Homer A. Scott, Jr.

/s/ Sister Thomas Welder                                        Director               January 16, 2004
--------------------------------------------------
Sister Thomas Welder

/s/ John K. Wilson                                              Director               January 16, 2004
--------------------------------------------------
John K. Wilson

                                  EXHIBIT INDEX


    *4(a) Restated Certificate of Incorporation of the Company, filed as
          Exhibit 3(a) to Amendment No. 1 to Registration Statement on Form S-3, filed on June 13, 2003 in Registration No. 333-104150.

    *4(b) By-laws of the Company, as amended to date, filed as Exhibit 3.3 to Amendment No. 2 to Form 8-A/A on March 10, 2003, in File No. 1-3480.

    *4(c) Rights Agreement, dated as of November 12, 1998, between the Company and Norwest Bank Minnesota, N.A. (now, Wells Fargo Bank, N.A.), Rights Agent, filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480.

    *4(d) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992 and the Forty-sixth through Forty-ninth Supplements thereto, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (Douglas J. MacInnes, successor Co-Trustee), filed as Exhibit 4(a) in Registration No. 33-66682, and as Exhibits 4(e), 4(f) and 4(g) in Registration No. 33-53896 and Exhibit 4(c)(i) in Registration No. 333-49472.

     4(e) Fiftieth Supplemental Indenture, dated as of December 15, 2003.

     4(f) Indenture, dated as of December 15, 2003, between the Company and The
          Bank of New York, as trustee.

     4(g) Officer's Certificate, dated as of December 23, 2003, establishing the
          Form and Certain Terms of the 5.98% Senior Notes due 2033.

     5(a) Opinion of Cynthia J. Norland, Esq., Acting General Counsel to the
          Company.

     5(b) Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the
          Company.

    23(a) Consent of Deloitte & Touche LLP.

    23(b) Consent of Cynthia J. Norland, Esq. (contained in opinion filed as
          Exhibit 5(a) hereto).

    23(c) Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in opinion filed as Exhibit 5(b) hereto).

     24   Power of Attorney (see signature pages).

---------------------
*Incorporated herein by reference as indicated.